Exhibit 99.1

Company Contact: Mr. Ren Hu Chief Financial Officer China Yingxia International, Inc Tel: +1-201-887-0415 E-mail: arenhu@gmail.com
Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Investor Relations
Tel: +1-646-213-1915
E-mail: crocker.coulson@ccgir.com
www.ccgirasia.com

Linda Salo, Financial Writer
Tel: 646-922-0894
E-mail: linda.salo@ccgir.com
www.ccgirasia.com

China Yingxia International, Inc.

Reports Third Quarter 2008 Results

HARBIN, China – November 17, 2008.  China Yingxia International, Inc. (OTC Bulletin Board: CYXI) ("China Yingxia" or "the Company"), a provider in the health and nutritional food industry engaged in the development, manufacture and distribution of nutritional food products, dietary supplements, and raw cactus plants in the People's Republic of China ("PRC"), reported its financial results for the third quarter ended September 30, 2008 on Friday November 14, 2008.

Third Quarter 2008 Highlights
- Revenue increased 112.3% year-over-year to $7.5 million
- Gross profit increased 50.9% year-over-year to $3.9 million; gross margin was 52.8%
- Operating income increased 99.4% year-over-year to $3.4 million
- Net income increased 88.0% year-over-year to $3.2 million, or $0.06 per fully diluted share
- Added 146 new franchise stores
- Shanghai Jin Ao Food Co., Ltd (“Jin Ao”) subsidiary contributed 10.3% of revenues
- Appointed Fanke Kong as Vice President of Finance

“Our sales in the third quarter of 2008 more than doubled from the third quarter last year, supported by strong performance of our nutritional food segment. We have continued to shift our product mix towards nutritional food products, and were pleased to see growth more than triple in this product segment from last year,” said Ms. Yingxia Jiao, CEO of China Yingxia. “During the quarter, sales from our Jin Ao subsidiary contributed 10.3% of revenues, demonstrating the potential of this acquisition to our revenue growth.”

Third Quarter Fiscal Year 2008 Results

Revenue for the three months ended September 30, 2008, was $7.5 million, increasing 112.3% from $3.5 million in the same period in 2007. Sales in the cactus product segment contributed 49.3% of total revenue in the third quarter of 2008, compared to 32.1% in the corresponding quarter last year. The nutritional product segment contributed 17.7% of total revenue, compared to 11.9% in the corresponding quarter last year, increasing by 216.2% year-over-year. Revenue from the Jin Ao subsidiary represented 10.3% of total revenue in the quarter.  Dietary supplements, personal care products, cosmetics and the Chichi Network Companies accounted for the remaining 22.8% of revenue.

China Yingxia also expanded its sales channels during the third quarter of 2008, adding 146 new franchise stores across China.

Gross profit was $3.9 million, up 50.9% from the same period previous year. Gross profit margin was 52.8% in the third quarter of 2008 compared to 74.3% during the same period a year ago. The high gross profit margin in the third quarter of 2007 was due to the Company growing all cactus plants in its own greenhouses, while the Company outsourced the farming of cactus plants to local farmers in the third quarter of 2008. In addition, the lower gross profit margins of Jin Ao and Chi Chi Network subsidiaries impacted total gross profit margin in the third quarter of 2008.

Operating expenses totaled $0.5 million, or 7.0% of total revenue, in the third quarter of 2008, a decrease of 41.5% from $0.9 million, or 25.5% of revenue, in the same period last year. The decrease was due to significantly lower selling, general and administrative expenses, as the Company streamlined management expenses and professional services fees, and did not pay any sales commission during 2008. The Company’s research and development expenditures decreased 87.9% from the third quarter of 2007 as the Company has entered a slow research and development phase.

Operating income for the third quarter of 2008 was $3.4 million, up 99.4% from $1.7 million in the equivalent period a year ago.  Operating margin was 45.8% compared to 48.7% in the third quarter of 2007.

The Company paid income taxes of $153,481 as opposed to nil in the same period last year.

Net income was $3.2 million or $0.06 per fully diluted share, an increase of 88.0% from $1.7 million or $0.04 during the corresponding period prior year. Net profit margin was 43.2% compared to 48.8% in the previous year.  Fully diluted weighted average shares used to calculate earnings per share was 49.7 million in the third quarter of 2008, compared to 43.7 million in the third quarter of 2007.

Nine Months Results

For the nine months ended September 30, 2008, total sales were $16.0 million, an increase of 54.0% from the nine month period ended 2007. Gross profit for the nine months ended September 30, 2008 was $8.8 million, up 37.9% from gross profit of $6.4 million in the comparable period a year ago.  Gross profit margin was 55.0% compared to 61.4% for the first nine months of 2008 and 2007, respectively.  Income from operations for the period was $7.4 million, up 55.9% from $4.7 million in the first nine months of 2007.  Net income for the nine months ended September 30, 2008 was $7.0 million, an increase of 48.8% from $4.7 million for the nine months ended September 30, 2007.  Fully diluted earnings per share were $0.14 for the nine months ended September 30, 2008 compared to $0.13 for the nine months ended September 30, 2007. Fully diluted weighted average shares used to calculate earnings per share was 49.7 million in nine months ended September 30, 2008, up from 37.0 million in the nine months ended September 30, 2007.

Financial Condition

As of September 30, 2008, the Company had $5.4 million in cash and cash equivalents and no long-term debt outstanding. Working capital was $21.2 million as of September 30, 2008, compared to $14.8 million as of December 2007. As of September 30, 2008 the current ratio was 17:1. Total shareholder’s equity amounted to $46.8 million as of September, 30 2008, compared to $36.8 million as of December 31, 2007. For the nine months ended September 30, China Yingxia’s net cash flow from operating activities totaled $1.5 million. Net cash flow provided by investing activities totaled $1.8 million for the nine months ended September 30, 2008, due to the collection of short-term loans and loans to related parties.

Recent Events

In September 2008, the Company announced that its Board of Directors has approved and authorized a share repurchase program for up to $2 million of its common stock. China Yingxia will repurchase shares on the open market or through privately negotiated transactions through September 30, 2009. The repurchase program may be discontinued or expanded by the Board of Directors in the future.

Business Outlook

The slowdown in domestic consumption growth in China is expected to be milder compared to the slowdown in export or fixed investment growth. Consequently, China Yingxia plans to focus on its nutritional foods segment and the soy milk products from its Jin Ao subsidiary. The Company expects the subsidiary to contribute a larger share of net income in 2009 as the capacity utilization of the facility improves, and has started to aggressively market its soy milk products to larger supermarkets through promotional programs.

As the Company has completed the most capital intensive phase of its expansion, the current focus is on improving the efficiency of its distribution channel. Excluding Jin Ao’s soy milk products, the Company’s distribution model relies on the development of new franchisees. During the quarter, the Company added 146 new franchisees, bringing total to 1,419 of the targeted 1,500 by the end of fiscal 2008.

“Our franchisee-based model allows us to expand our retail presence without committing significant amounts of capital to the distribution network," said Ms. Yingxia Jiao, CEO of China Yingxia. "In addition, we have seen an increase in consumers shifting from cow’s milk to soy milk especially after the incidents involving contaminated cow’s milk and the timing for ramping up our soy milk promotion program is hence perfect.”

China Yingxia reaffirms previously issued guidance for fiscal 2008 with full year revenue of $25.9 million, and net income of $12.9 million, or $0.26 per fully diluted share.

Conference Call

China Yingxia will conduct a conference call on Tuesday, November 18, 2008, at 9:00 a.m. EST, to discuss its financial results for the third quarter of 2008. To participate in this conference call, please dial 800 688 0796, five to ten minutes prior to the conference call start time (to allow time for registration) and reference the conference ID 761 841 28. International callers should dial 617.614.4070 and use the same conference ID. A digital replay of the call will be available starting Tuesday, November 18, 2008, 11:00 a.m. EST, and ending 14 days later. To listen to the replay, please dial 888-286-8010 and enter the conference ID number 73629297. International callers should dial 617-801-6888 and enter the same conference ID number.

About China Yingxia International, Inc

China Yingxia International, Inc., through its 100%-owned subsidiary, Harbin Yingxia Industrial Group Co., Ltd. ('Yingxia'), is primarily engaged in the development, production and sales of health food products in China. Yingxia is located in the Province of Heilongjiang, Peoples Republic of China. Yingxia's products include soybean-based foods and drinks, longgu golden millet enriched products, organic rice products, raw cacti, cactus and other herbal-based supplements, cosmetics, personal care products, and Nestle products.

Safe Harbor Statement

The statements contained herein that are not historical facts are 'forward-looking statements' within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as 'believes,' 'expects,' 'may,' 'will,' 'should,' or 'anticipates,' ‘expect’ or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets or forecasting financial results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

- FINANCIAL TABLES FOLLOW-

CHINA YINGXIA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Septermber 30,	December 31,
ASSETS	2008	2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$5,376,431	$736,683
Account receivables, net of allowance for doubtful accounts	3,823,656	20,081
Inventory	8,377,587	5,527,135
Tax Receivable	24,112	32,317
Short-term loan receivable	-	2,194,774
Prepaid	368	-
Other receivables	2,872,842	3,150,777
Advances to suppliers	1,910,519	1,434,059
Loan Receivable from related parties	94,600	2,037,551
Total Current Assets	22,480,115	15,133,377

Property and equipment, net of accumulated depreciation	22,525,928	15,515,896

Other Assets
Goodwill	419,722	-
Deposits on buildings and land	1,564,042	1,718,077
Investment Advance	338,739	4,112,631
Intangible assets, net	744,125	666,785
Total other assets	3,066,628	6,497,493

Total Assets	$48,072,671	$37,146,766

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$837,242	$2,911
Unearned revenue	39,591	6,509
Tax Payable	274,660	-
Accrued expenses and other payables	165,577	357,976
Total Current Liabilities	1,317,070	367,396

Total Liabilities	1,317,070	367,396

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; - 0 - shares
outstanding at September 30,2008 and December 31, 2007	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
44,469,787 and 44,439,787 shares outstanding at September 30,2008
and December 31, 2007, respectively	44,480	44,440
Additional paid in capital	16,841,627	16,799,667
Accumulated other comprehensive income	5,796,719	2,885,038
Statutory reserves	901,463	901,463
Retained earnings	23,171,312	16,148,762
Total Stockholders' Equity	46,755,601	36,779,370

Total Liabilities and Stockholders' Equity	$48,072,671	$37,146,766

CHINA YINGXIA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 and 2007

	Nine Months Ended September 30,		Three Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$15,985,310	$10,380,713	$7,457,814	$3,513,674

Cost of Sales	7,192,816	4,003,789	3,519,908	904,604

Gross Profit	8,792,494	6,376,924	3,937,907	2,609,070

Operating Expenses
Research & Development Expense	30,699	279,286	17,528	144,547
Selling, general and administrative	1,407,004	1,381,388	507,335	753,152

Income before other Income and (Expenses)	7,354,791	4,716,250	3,413,044	1,711,371

Other Income and (Expenses)
Interest Income (expense)	(36,746)	-	(35,421)	-
Other Income	50,256	2,898	-	2,580
Other Expense	(2,026)	-	(1,711)	-
Other Income and Expenses Total Other Income and (Expenses)	11,484	2,898	(37,132)	2,580

Income Before Income Taxes (Benefits)	7,366,275	4,719,148	3,375,912	1,713,951

Provision for Income Taxes (Benefits)	343,725	-	153,481	-

Net Income	$7,022,550	$4,719,148	$3,222,431	$1,713,951

Other Comprehensive Income
Foreign Currency Translation Adjustment	2,911,681	1,005,178	487,241	478,188

Comprehensive Income	$9,934,231	$5,724,326	$3,709,671	$2,192,139

Basic and Diluted Income per common share
Basic	$0.16	$0.13	$0.07	$0.04
Diluted	$0.14	$0.13	$0.06	$0.04

Weighted average common share outstanding
Basic	44,463,546	35,866,849	44,469,787	40,309,204
Diluted	49,728,231	36,995,845	49,736,552	43,659,377

CHINA YINGXIA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 and 2007

	Nine Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income	$7,022,550	$4,719,148
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	868,227	522,675
Amortization of stock-based compensation	42,000	-

Changes in operating assets and liabilities:
Accounts receivable	(3,803,576)	(439,134)
Inventory	(2,850,453)	(870,399)
Tax Receivable	8,205	-
Prepaid expenses	(368)	95,479
Other receivable	(270,815)	(3,000,319)
Advances to suppliers	(476,461)	(3,809,214)
Accounts payable	834,332	1,273,018
Unearned revenue	33,082	3,337
Taxes payable	274,660	29,427
Accrued expenses and other payables	(192,399)	228,153
Cash provided by (used in) operating activities	1,488,985	(1,247,829)

Cash Flows From Investing Activities:
Purchase of property and equipment	(983,330)	(1,170,900)
Purchase of intangible assets	-	(106,523)
Additions to construction in process	(310,306)	(761,145)
Investment advance to India branch	(329,316)	-
Acquisition of subsidiaries	(176,733)	-
Collection of short term loan	2,194,774	-
Deposits on buildings and land	(501,133)	-
Advances to affiliates	-	(6,657,858)
Collections on loans/Advance to related parties	1,942,951	1,332,381
Cash provided by (used in) investing activities	1,836,908	(7,364,044)

Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	-	9,306,743
Cash provided by financing activities	-	9,306,743

Effect of exchange rate changes on cash and cash equivalents	1,313,855	729,164

Increase in cash and cash equivalents	4,639,748	1,424,034

Cash and Cash Equivalents - Beginning of period	736,683	77,867

Cash and Cash Equivalents - End of period	$5,376,431	$1,501,901
Supplemental disclosures of cash flow information:

1 Interest paid	$169,003	$-
2 Income Taxes paid	$279,477	$-
Supplemental disclosure of non-cash transactions
3 Transfer Investment Advance to Property & Equipment	$4,295,425	$-